Exhibit 16.1

September 11, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Nesco Holdings, Inc. (formerly known as Capitol Investment Corp. IV) under Item 4.01 of its Form 8-K dated September 10, 2019. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Nesco Holdings, Inc. contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP